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                                                                     EXHIBIT 4.1

                           IPC COMMUNICATIONS, INC.
                           1999 STOCK INCENTIVE PLAN



Section 1.        Purpose
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                  The Plan authorizes the Compensation Committee of the Board to provide employees, directors and consultants of the Corporation or its Subsidiaries, who are in a position to contribute to the long-term success of the Corporation and its Subsidiaries, with Options to acquire Common Stock of the Corporation. The Corporation believes that this incentive program will cause those persons to increase their interests in the welfare of the Corporation and its Subsidiaries, and aid in attracting and retaining employees and consultants of outstanding ability.

Section 2.        Definitions
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                  Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section:

                  (a) "Board" means the Board of Directors of the Corporation.

                  (b) "Cause" means any of the following: (i) commission of the any act of fraud or dishonesty with respect to the business of the Corporation or its Subsidiaries, (ii) willful misconduct or gross negligence in connection with the performance of a Grantee's duties to the Corporation and its Subsidiaries, (iii) indictment for, or conviction of, any crime or an offence involving moral turpitude, (iv) commission of any act injurious to the interest of the Corporation, or (v) breach of any material provision of any applicable employment or consulting agreement. Notwithstanding the foregoing, if any Grantee is party to an employment or consulting agreement governing the terms of his employment or consultancy with the Corporation or its Subsidiaries, and such agreement includes a definition of cause, then for purposes hereof, cause shall have the meaning ascribed thereto in such agreement.

                  (c) "Change in Control" shall mean (i) approval by the stockholders of the Corporation of a transaction that would result in the reorganization, merger or consolidation of the Corporation with one or more persons, and, upon consummation thereof, would result in persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) at least 50% of the securities entitled to vote generally in the election of directors of the Corporation, beneficially owning (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in the aggregate immediately after such transaction less than 50% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction; (ii) the acquisition of all or substantially all of the assets of the Corporation or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of at least 50% of the outstanding securities of the Corporation entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholder of the Corporation of any transaction which would result in such an acquisition
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(other than by any person or persons who beneficially own (within the meaning of
Rule 13d-3 promulgated under the Securities Exchange Act of 1934), immediately after the closing date of the transactions contemplated by the Merger Agreement at least 50% of the outstanding securities of the Corporation entitled to vote generally in the election of directors); or (iii) a complete liquidation or dissolution of the Corporation, or approval of the Corporation of a plan for such liquidation or dissolution; provided, however, that in no event shall any of the transactions contemplated by the Merger Agreement (or shareholder approval thereof) constitute a Change in Control.

                  (d) "Committee" means the Compensation Committee of the Board; provided, however, that with respect to any Option granted or to be granted to any member of the Compensation Committee, Committee shall mean the Board acting through a majority of its members who are not members of the Compensation Committee.

                  (e) "Common Stock" means the common stock par value $.01 per share, of the Corporation.

                  (f) "Consultant" means any person who is engaged to perform services for the Corporation or any of its Subsidiaries, or has agreed to perform services for the Corporation or any of its Subsidiaries, other than as an Employee or Director.

                  (g) "Code" means the Internal Revenue Code of 1986, as amended.

                  (h) "Corporation" means IPC Communications, Inc., a Delaware corporation.

                  (i) "Director" means any member of the Board.

                  (j) "Disability" means a physical or mental impairment that causes the Grantee to be unable to engage in any substantial gainful activity and that is expected to result in death or is expected to last for a continuous period of at least 12 months. Notwithstanding the foregoing, if any Grantee is party to any employment or consulting agreement governing the terms of his employment or consultancy with the Corporation or its Subsidiaries, and such agreement includes a definition of disability, then for purposes hereof, disability shall have the meaning ascribed thereto in such agreement.

                  (k) "Employee" means any employee of the Corporation or any of its Subsidiaries, or any person who has agreed to become an employee of the Corporation or any of its Subsidiaries. The term Employee shall include directors who are otherwise employed by the Corporation or any Subsidiary.

                  (l) "Fair Market Value" means, as of any date, the fair market value of a share of Common Stock as determined by the Committee acting in good faith in its sole discretion; provided, however, that if the Common Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the fair market value shall be based on the last sales
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price or, if unavailable, the average of the closing bid and asked prices per share of the Common Stock on such date (or, if there was no trading or quotation in the Common Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations. Notwithstanding the foregoing, the Fair Market Value of a share of Common Stock on the closing date of the transactions contemplated by the Merger Agreement shall be deemed to be the "Cash Election Price" as defined in the Merger Agreement.

                  (m) "Incentive Stock Option" means an Option designated by the Committee as an Option that is intended to be an incentive stock option within the meaning of Section 422(b) of the Code.

                  (n) "Grantee" means a person granted an Option under the Plan.

                  (o) "Merger Agreement" means the Agreement and Plan of Merger, dated as of December 18, 1997 by and between the Corporation and Arizona Acquisition Corp., a Delaware corporation.

                  (p) "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option, or an Incentive Stock Option that, subsequent to the date of grant thereof, fails to satisfy the requirements of Section 422(b) or
(d) of the Code.

                  (q) "Option" means an option granted pursuant to the Plan to purchase shares of the Common Stock.

                  (r) "Plan" means this Stock Incentive Plan as set forth herein and as amended from time to time.

                  (s) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder as presently in effect of hereafter amended.

                  (t) "Stock Option Agreement" shall mean a written agreement between the Corporation and the Grantee, or a certificate accepted by the Grantee, evidencing the grant of an Option hereunder and containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve.

                  (u) "Subsidiary" shall mean (i) any corporation with respect to which the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation, or (ii) any entity which the Committee reasonably expects to become a Subsidiary within the meaning of clause (i).

Section 3.        Shares of Common Stock Subject to the Plan
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                  Subject to adjustment as provided in Section 7, the Common
Stock which may be issued pursuant to Options granted under the Plan shall not exceed 1,538,322 shares in the aggregate (16% of outstanding on fully diluted basis). Common Stock issuable under the Plan
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may be authorized but unissued shares or reacquired shares of Common Stock.
Common Stock subject to Options that are forfeited, lapse or terminate in whole or in part for any reason, shall be available for issuance pursuant to other Options.

SECTION 4.        Administration of the Plan

                  (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

                           (i) to select the Employees, Directors and
                  Consultants to whom Options may be granted;

                           (ii) to determine the number of shares of Common
                  Stock subject to each such Option; provided, however, that during any calendar year, no individual may be granted Options with respect to more than 250,000 shares of Common Stock;

                           (iii) to determine whether an Option shall be an
                  Incentive Stock Option or a Nonqualified Stock Option;

                           (iv) to determine the terms and conditions of any
                  Option granted under the Plan (including, but not limited to, the exercise price, the period, if any, over which Options shall vest and become excercisable (which period may be accelerated at any time in the discretion of the Committee), and performance conditions relating to an Option, based in each case on such considerations as the Committee shall dertermine), and all other matters to be determined in connection with an Option;

                           (v) to determine whether, to what extent and under
                  what circumstances the exercise price of an Option may be paid, in cash, Common Stock, or other property, or an Option may expire or be canceled, forfeited, or surrendered;

                           (vi) to determine the restrictions or conditions
                  related to the delivery, holding and disposition of shares of Common Stock received upon excercise of an Option;

                           (vii) to prescribe the form of each Stock Option
                  Agreement, which need not be identical for each Grantee;

                           (viii) to adopt, amend, suspend, waive and rescind
                  such rules and regulations and appoint such agents as the Committee may deem necessary of advisable to administer the Plan;
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                           (ix) to correct any defect or supply any omission or
                  reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Option, Stock Option Agreement or other instrument hereunder; and

                           (x) to make all other decisions and determinations as
                  may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

The Committee may, at any time, grant new or additional options to any eligible Employee, Director or Consultant who has previously received Options under the Plan, or options under other plans, whether such prior Options or other options are still outstanding, have been exercised previously in whole or in part, or have been canceled. The exercise price of such new or additional Options may be established by the Committee, without regard to such previously granted Options or other options.

                  Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including without limitation for the purpose of ensuring that transactions under the Plan by Grantees who are then subject to Section 16 of the Securities Exchange Act of 1934 in respect of the Corporation are exempt under Rule 16b-3 thereunder. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board.

                  (b) MANNER OF EXCERCISE OF COMMITTEE AUTHORITY. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Corporation, Subsidiaries, Grantees, any person claiming any rights under the Plan from or through any Grantee and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter by modified by the the Committee (subject to Section 10). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any subsidiary of the Corporation the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

                  (c) LIMITATION OF LIABILITY. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report of other information furnished to him by any officer or other employee of the Corporation or any subsidiary, the Corporation's independent certified public accountants or any executive compensation consultant, legal counsel or other proessional retained by the Corporation to assist in the administration of the Plan. To the fullest extent permitted by applicable law, no member of the Committee, nor any officer or employee of the Corporation acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all
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members of the Committee any any officer or employee of the Corporation acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action, determination or interpretation.

Section 5.        Option Terms
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                  Unless otherwise determined by the Committee and set forth in a Stock Option Agreement, Options granted under the Plan shall contain the following terms and conditions:

                  (a) TYPE OF OPTION. Each Option shall be an Incentive Stock Option to the maximum extent permitted by Section 422(d) of the Code, and any excess over such maximum shall be a Nonqualified Stock Option.

                  (b) EXERCISE PRICE. The exercise price per share of Common Stock subject to each Option shall equal the Fair Market Value on the date the Option is granted.

                  (c) VESTING. Each Option shall vest and become exercisable in five equal installments on each of the first five anniversaries on the date the Option is granted; provided, however that the Option shall be vested and exercisable as to no less than 75% of the shares of Common Stock subject thereto as of the end of any period of 30 consecutive trading days during which the Fair Market value averages at least 300% of the Fair Market Value on the date the Option is granted, and shall be vested and exercisable as to 100% of the shares of Common Stock subject thereto as of the end of any period of 30 consecutive trading days during which the Fair Market value averages at least 450% of the Fair Market Value on the date the Option is granted; and provided further that each Option shall become vested and exercisable in full immediately prior to a Change in Control.

                  (d) TERMINATION. Options held by any Grantee shall terminate upon the earliest of:

                           (i) the termination of the Grantee's employment, directorship or consultancy with the Corporation and its Subsidiaries for Cause;

                           (ii) the later of (x) 180 days after the Grantee's
                  termination of employment, directorship or consultancy with the Corporation and its Subsidiaries (which shall be deemed to include the sale of any Subsidiary of the Corporation that employs such Grantee) for any reason other than Cause, death or Disability, or (y) 180 days following the end of any "blackout period" imposed by the Corporation's general counsel that is in effect on the date of such termination; provided, however, that during any such 180-day period, the Options shall be exercisable only to the extent vested and exercisable as of the date of such termination;
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                           (iii) one year after the Grantee's termination of
                  employment, directorship or consultancy with the Corporation and its Subsidiaries by reason of death or Disability; provided, however, that during any such one year period, the Options shall be exercisable to the extent such Options would have been vested and exercisable pursuant to Section 5(c) (but without regard to the provisos contained therein) as of the anniversary of the date of grant next following such termination, assuming such termination had not occurred;

                           (iv) the tenth anniversary of the date of grant; and

                           (v) upon the consummation of any transaction whereby
                  the Corporation (or any successor to the Corporation or substantially all of its business) becomes a wholly-owned subsidiary of any other corporation (but after giving effect to Section 5(c)), unless such other corporation shall continue or assume the Plan as it relates to Options then outstanding (in which case such other corporation shall be treated as the Corporation for all purposes hereunder, and, pursuant to
                  Section 7, the Committee of such other corporation shall make appropriate adjustment in the number and kind of shares of Common Stock subject thereto and the exercise price per share thereof to reflect consummation of such transaction). If the Plan is not to be so assumed, the Corporation shall notify the Grantee of consummation of such transaction at least ten days in advance thereof. If such other corporation is an affiliate of the Corporation immediately prior to consummation of any such transaction, Options shall not terminate and shall remain Options to purchase Common Stock of the Corporation unless the Plan is in fact so continued or assumed by such other corporation.

Section 6.        Exercise of Options
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                  A Grantee shall exercise an Option by delivery of written
notice to the Corporation setting forth the number of shares with respect to which the Option is to be exercised, together with cash, certified check, bank draft, wire transfer, or postal or express money order payable to the order of the Corporation for an amount equal to the exercise price of such shares and any income tax required to be withheld. The Committee may, in its sole discretion, permit a Grantee to pay all or a portion of the exercise price or tax withholding obligations by delivery of Common Stock or other property (including notes or other contractual obligations of the Grantee to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Common Stock will be delivered or deemed to be delivered by the Grantee.

Section 7.        Adjustment upon Changes in Capitalization
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                  In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Common Stock or other securities, Common Stock dividend or other special and nonrecurring dividend or distribution
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(whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock deemed to be available thereafter for grants of Options under Section 3, (ii) the number and kind of shares of Common Stock that may be delivered or deliverable in respect of outstanding Options, (iii) the number of shares with respect to which Options may be granted to a given Grantee in the specified period as set forth in Section 4(a)(ii), and (iv) the exercise price. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options (including, without limitation, cancellation of Options in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Options using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any Subsidiary or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

Section 8.        Restrictions on Issuance of Shares
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                  The Corporation shall not be obligated to deliver Common Stock upon the exercise or settlement of any Option or take any other action under the Plan until the Corporation shall have determined that applicable federal and state laws, rules, and regulations have been complied with and such approvals of any regulatory or governmental agency have been obtained and contractual obligations to which the Option may be subject have been satisfied. The Corporation, in its discretion, may postpone the issuance or delivery of Common Stock under any Option until completion of such stock exchange listing or registration or qualification of Common Stock or other required action under any federal or state law, rule, or regulation as the Corporation may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock under the Plan. The Corporation shall file a registration statement on Form S-8 (or other appropriate form) with respect to the Common Stock to be issued pursuant to the Plan and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the currency of any related prospectus) for so long as Options are outstanding or may be granted under the Plan.

Section 9.        General Provisions
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                  (a) Each Option grant shall be evidenced by a Stock Option
Agreement.

                  (b) The grant of an Option in any year shall not give the Grantee any right to similar grants in future years or any right to continue such Grantee's employment relationship with the Corporation. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.
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                  (c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee shall have any right, title or interest by reason of any Option to any particular assets of the Corporation, or any shares of Common Stock allocated or reserved for the purposes of the Plan or subject to any Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Option.

                  (d) Unless otherwise permitted in the discretion of the Committee with respect to Nonqualified Stock Options, no Option or other right under the Plan may be sold, transferred, assigned, pledged or otherwise encumbered, except by will or the laws of descent and distribution, and an Option shall be exercisable during the Grantee's lifetime only by the Grantee.

                  (e) The Corporation shall have the right to require that the Grantee make such provision, or furnish the Corporation such authorization, necessary or desirable so that the Corporation may satisfy its obligation, under applicable laws, to withhold or otherwise pay for income or other taxes of the Grantee attributable to the grant, exercise or cancellation of Options granted under the Plan or the sale of Common Stock issued with respect to Options. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

Section 10.       Amendment or Termination
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                  The Board may alter, amend, suspend, discontinue or terminate the Plan at any time; provided, however, that no such action shall adversely affect the rights of Grantees of Options previously granted hereunder and, provided further, however, that any stockholder approval necessary or desirable in order to comply with applicable law, regulation or listing requirement shall be obtained in the manner required therein.

Section 11.       Effective Date of Plan
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                  The Plan shall be effective immediately after the closing of the transactions contemplated by the Merger Agreement, subject to the approval of the Plan by the Corporation's shareholders either before or after such effective date.